UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 26, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On a January 26, 2006 conference call with financial analysts and investors, Verizon Communications Inc. (Verizon) discussed its fourth quarter 2005 and full year results. Verizon indicated that it generally targets wireless EBITDA margins (EBITDA—or earnings before interest, taxes, depreciation and amortization—adds depreciation and amortization to operating income; EBITDA margin is calculated by dividing EBITDA by wireless service revenues) to be in the low to mid-40% range. Verizon also provided an update on its fiber-to-the-premises deployment strategy, known as FiOS, and indicated that the earnings dilution from FiOS is expected to be approximately 10–15 cents per share higher in 2006 than in 2005, or 25–30 cents per share. Verizon also reiterated the estimated net present value of $8 billion in synergies from the recently completed merger with MCI, Inc. Annual integration costs in 2006–2008 are estimated to be approximately $400 million, $325 million and $275 million, respectively. Integration capital spending is estimated to be between $1.6 billion and $1.9 billion over the same three years, with approximately $550 million to be spent in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	January 27, 2006	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller